UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 13, 2008

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this Current Report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release (the “Press Release”) that we will issue on November 13, 2008. The Press Release will disclose information regarding our results of operations and financial condition for our fiscal quarter ended October 31, 2008.

The Press Release discusses our free cash flow for the nine months ended October 31, 2008 and 2007, which may be considered a non-GAAP financial measure under the rules of the Securities and Exchange Commission. Our management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating our financial performance. We believe our net cash provided by operating activities to be the financial measure calculated and presented in accordance with generally accepted accounting principles that is most directly comparable to free cash flow. A reconciliation of our free cash flow to our net cash provided by operating activities for the nine months ended October 31, 2008 and 2007 is being furnished as an exhibit to this Current Report on Form 8-K. The Press Release also includes information regarding our comparable store sales for our operations in the United States during the periods discussed in the Press Release excluding the fuel sales of our Sam’s Club segment. This information is included to show the effect of such fuel sales on our comparable store sales for such periods.

Item 9.01.	Financial Statements and Exhibits.

A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1. The reconciliation of our free cash flow to our net cash provided by operating activities for the nine months ended October 31, 2008 and 2007 being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2008

WAL-MART STORES, INC.

By:	/s/ Thomas M. Schoewe
Name:	Thomas M. Schoewe
Title:	Executive Vice President and Chief Financial Officer

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